FORM 8-A

                      Securities and Exchange Commission
                           Washington, D.C. 20549

              For Registration of certain classes of securities
                   pursuant to section 12(b) or (g) of the
                       Securities Exchange Act of 1934


                         First Alliance Corporation
           (Exact name of registrant as specified in its charter)

             Kentucky                                        61-1274538
(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)


2285 Executive Drive, Suite 308, Lexington, KY                 40505
(Address of principal executive offices)                    (Zip Code)


Securities to be registered' pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered

               None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

33-67312

Securities to be registered pursuant to Section 12(g) of the Act:

                       Class A Common Stock
                         (Title of Class)

                 Information Required in Registration Statement

Item 1.  Description of Registrant's Securities to be Registered

Described in exhibit 3(a) to the Registrant's Registration statement on form S-1, Amendment Number 4, File Number 33-67312, which was declared effective on March 4, 1994, which is incorporated herein by reference.

Item 2.  Exhibits

     The following exhibit is incorporated herein by reference:

     1. Registrants Articles of Incorporation, as amended to date, filed as Exhibit No. 3(a) to the Registrant's registration statement on Form S-1, Amendment No. 4, File Number 33-67312, which was declared effective on March 4, 1994.


                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



     First Alliance Corporation

     By:/s/ Chris J. Haas                       Date: January 10, 2000
        ------------------                           ------------------

     Chris J. Haas, Chairman of the Board
     Secretary and Treasurer